UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2025

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135 (Zip Code)
(Address of principal executive offices)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2025, Cue Biopharma, Inc. (the “Company”) and MIL 40G, LLC (“Licensor”) entered into the Second Amendment to License Agreement (the “Second Amendment”) to that certain License Agreement, dated March 28, 2022 and amended by the First Amendment to License Agreement, dated May 3, 2022 (as so amended, the “License”). Pursuant to the Second Amendment, effective June 30, 2025, the monthly rental rate decreased from $235,883.98 to $147,545.69, subject to a 4% increase on April 15, 2027, and the term of the License was extended from April 14, 2026 to April 14, 2028. In addition, Licensor agreed to provide the Company a partial credit of $44,169.14 for rent the Company had paid at the new monthly rental rate for the month of June 2025.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Second Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: July 1, 2025	By:	/s/ Colin Sandercock
Name: Colin Sandercock
Title: Senior Vice President, General Counsel and Secretary